Exhibit 99.1

Transocean Ltd. Announces Harsh Environment Contract Awards Totaling $382 Million with Equinor, Enters into Collaboration Agreement

STEINHAUSEN, Switzerland—March 28, 2023—Transocean Ltd. (NYSE: RIG) today announced contract awards for two of its harsh environment semisubmersibles. Together, the fixtures represent approximately $382 million in firm contract backlog.

Transocean Enabler will provide drilling services for 19 firm wells and up to eight optional wells for Equinor on the Johan Castberg field in the Barents Sea. The estimated 570-day contract is expected to commence in April 2024 and contribute approximately $217 million in backlog, excluding additional services and potential performance bonuses.

Transocean Encourage will provide drilling services for nine firm wells for Equinor in the Norwegian North Sea. The contract is expected to commence in December 2023 in direct continuation of the rig’s current program. The estimated 460-day contract is expected to contribute approximately $165 million in backlog, excluding additional services and potential performance bonuses.

As part of the Enabler and Encourage contracts, each rig will receive customer-paid upgrades to digital management systems, robotics, and operational automation. These upgrades are expected to further reduce emissions from the rig and enhance personnel safety. Transocean and Equinor have also entered into a strategic collaboration agreement to explore future opportunities in areas such as technology development, operational efficiency, and environmental sustainability.

“We are pleased to secure these new contracts and to further strengthen our relationship with Equinor,” said Jeremy Thigpen, Transocean’s Chief Executive Officer. “These contracts and our strategic collaboration agreement demonstrate our long-term commitment to working together to provide innovative solutions that deliver value to both our companies.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units, consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship and holds a noncontrolling ownership interest in a company that is constructing another ultra-deepwater drillship.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s

Exhibit 99.1

current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647